Exhibit (j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated August 20, 2012, relating to the financial statements and financial highlights which appear in the June 30, 2012 Annual Reports to Shareholders of Allianz AGIC Income & Growth Fund, Allianz AGIC Opportunity Fund, Allianz AGIC U.S. Managed Volatility Fund (formerly known as Allianz AGIC Systematic Growth Fund), Allianz NFJ All-Cap Value Fund, Allianz NFJ Dividend Value Fund, Allianz NFJ Large-Cap Value Fund, Allianz NFJ Mid-Cap Value Fund (formerly known as Allianz NFJ Renaissance Fund), Allianz NFJ Small-Cap Value Fund, Allianz RCM Large-Cap Growth Fund, Allianz RCM Mid-Cap Fund, Allianz AGIC Emerging Markets Opportunities Fund, Allianz AGIC International Managed Volatility Fund (formerly known as Allianz AGIC International Fund), Allianz NFJ International Value Fund, Allianz RCM Global Commodity Equity Fund (formerly known as Allianz RCM Global Resources Fund), Allianz RCM Global Small-Cap Fund, Allianz RCM Technology Fund and Allianz RCM Wellness Fund (each a fund of Allianz Funds Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
August 28, 2012